Exhibit 10.7

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Abakan Inc., 2009 Stock Option Plan shall have the same defined meanings in this Stock Option Agreement.

I.      NOTICE OF STOCK OPTION GRANT

The undersigned Optionee, Prosper Financial Inc., has been granted an option (herein referred to as the “Option”) to purchase up to an aggregate of One Million (1,000,000) shares of Common Stock of the Corporation, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

         1.     Optionee:                                 Prosper Financial Inc.

2.     Date of Grant:                          December 14, 2009

3.     Exercise Price per Share:           $0.60

4.     Total Number of Shares:           1,000,000 Shares of Common Stock

5.     Total Exercise Price:                 $600,000

6.     Type of Option:                      Incentive Stock Option

X      Non-Statutory Stock Option

7.     Term/Expiration Date:      Ten (10) years from Date of Grant

8.     Vesting Schedule: This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

(a)     On December 14, 2010 Optionee shall have the right to exercise that portion of the Option granted herein for Three Hundred and Thirty Three Thousand Three Hundred and Thirty Three (333,333) shares of Common Stock.

(b)     On December 14, 2011 Optionee shall have the right to exercise that portion of the Option granted herein for Three Hundred and Thirty Three Thousand Three Hundred and Thirty Three (333,333) shares of Common Stock.

(c)     On December 14, 2012 Optionee shall have the right to exercise that portion of the Option granted herein for Three Hundred and Thirty Three Thousand Three Hundred and Thirty Four (333,334) shares of Common Stock.

9.     Termination:
(a)     In the event of Optionee’s Involuntary Termination, as that term is defined in the Plan, this Option shall immediately vest in full and shall be exercisable as to all Shares of Common Stock subject to this Option for a period of twelve (12) months after Optionee ceases to be a Service provider.

(b)     In the event of Optionee’s termination of employment for any reason other than Involuntary Termination, the Optionee’s death or Disability, all outstanding options with respect to all unvested shares at the date of such termination held by the Optionee shall terminate and cease to remain outstanding, and Optionee shall have a period of twelve (12) months after Optionee ceases to be a Service provider in which to exercise any vested options.
(c)     Upon Optionee’s death or Disability, this Option may be exercised for twelve (12) months after Optionee ceases to be an Employee or Service provider.
(d)     In no event may Optionee exercise this Option after the Term/Expiration Date provided above in the Notice of Grant.

II.     AGREEMENT

1.     Grant of Option.

(a)     The Plan Administrator of the Corporation hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), the Option to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
(b)     If designated in the Notice of Grant as an Incentive Stock Option, this Option shall qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that this Option exceeds the $100,000 rule of Code Section 422(d) or fails to comply with any other requirement of Code Section 422 or regulations issued thereunder, such Option shall be treated as a Nonstatutory Stock Option.

2.      Exercise of Option.

(a)     Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
(b)     Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Corporation. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Corporation of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
(c)     Compliance with Law. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Law. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.     Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, if required by the Corporation, the Optionee shall deliver to the Corporation, concurrently with the exercise of all or any portion of this Option, his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4.     Method of Payment. Payment of the aggregate Exercise Price shall be made by any manner provided in the Plan. However, following the registration of the Shares under Section 12(g) of the Securities Exchange Act of 1934, the Exercise Price also may be paid as follows:

(a)     in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
(b)     to the extent the Option is exercised for vested shares through a special sale and remittance procedure pursuant to which the Optionee (or any other person or persons exercising the Option) concurrently will provide irrevocable written instructions to (i) a brokerage firm designated by the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares, plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

5.     Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

6.     Limited Transferability of Option; Restrictions on Transfer of Shares. If this Option is designated as an Incentive Stock Option in the Option Grant Notice, this Option may not be transferred or assigned in any manner by Optionee other than by will or by the laws of descent and distribution, and during the lifetime of Optionee, may be exercised only by Optionee. If this Option is designated as a Nonstatutory Stock Option in the Option Grant Notice, at the discretion of the Plan Administrator and in connection with Optionee’s estate plan, this Option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s immediate family or to a trust established exclusively for the benefit of one or more such family members.

7.     Successors and Assigns. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.     Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

9.     Entire Agreement, Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement, together with all Exhibits attached hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Corporation and Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Florida.

10.     No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF ANY PORTION OF THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR SERVICE PROVIDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL.

11.     Conflict. If there is a conflict between this Agreement and the Plan, the provisions of the Plan shall control.

12.     Acknowledgement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option granted hereunder subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator on any questions arising under the Plan or this Option Agreement. Optionee further agrees to notify the Corporation upon any change in the residence address indicated below.

ABAKAN INC.

By: /s/ Robert Miller
Name: Robert Miller
Title: On Behalf of the Board of Directors

OPTIONEE

By: /s/ Maria Maz

Prosper Financial Inc.
Name: Maria Maz

Title: President

26